     As Filed With The Securities and Exchange Commission on June 13, 1997

                                                   Registration No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                                    NVR, INC.
             (Exact name of registrant as specified in its charter)

           Virginia               7601 Lewinsville Road        54-1394360
(State or other jurisdiction of  McLean, Virginia  22102      (IRS employer
incorporation or organization)       (703) 761-2000       identification number)

               (Address, including zip code, and telephone number,
                 including area code, of registrants' principal
                               executive offices)

                            ------------------------


            PROFIT SHARING PLAN OF NVR, INC. AND AFFILIATED COMPANIES
                            (Full title of the plan)


                            ------------------------




                                 Dwight C. Schar
                              7601 Lewinsville Road
                             McLean, Virginia 22102
                                 (703) 761-2000
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)


                                    Copy to:
                          J. Warren Gorrell, Jr., Esq.
                               Eve N. Howard, Esq.
                             Hogan & Hartson L.L.P.
                           555 Thirteenth Street, N.W.
                           Washington, D.C. 20004-1109
                                 (202) 637-5600


                            ------------------------

                         CALCULATION OF REGISTRATION FEE


====================================================================================================================================

                                                  Amount           Proposed maximum         Proposed maximum         Amount of
               Title of securities                 to be            offering price         aggregate offering      registration
                to be registered               registered(1)        per share (2)               price (2)               fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share           300,000               $15.25                 $4,575,000             $1,386
------------------------------------------------------------------------------------------------------------------------------------



(1) Pursuant to Rule 416(c), this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the Profit Sharing Plan of NVR, Inc. and Affiliated Companies.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended, based on the average of the high and low prices per share of NVR, Inc. Common Stock, par value $.01 per share, on June 9, 1997, as reported on the American Stock Exchange.

================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in this Part I will be sent or given to employees participating in the Profit Sharing Plan of NVR, Inc. and Affiliated Companies (the "Plan") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         NVR, Inc. (the "Registrant") hereby incorporates by reference into this registration statement the following documents filed by it with the Commission:

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.

         (b) All reports filed by NVR with the Commission pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 since December 31, 1996;

         (c) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form S-1, No. 33-69436, as amended, originally filed with the Commission on September 24, 1993, which is an exhibit to the Registrant's Form 8-A registration statement filed with the Commission on September 27, 1993; and

         (d) All documents and reports filed by the Registrant subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part of hereof from the date of filing of such documents or reports.

         The Profit Sharing Plan of NVR, Inc. and Affiliated Companies (the "Plan") hereby incorporates by reference into this Registration Statement the Plan's Annual Report on Form 11-K for the year ended December 31, 1996 and all documents and reports filed by the Plan subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold.

         Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. The documents required to be modified or superseded shall not be deemed to constitute a part of the Registration Statement, except as so modified or superseded.

         To the extent that any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement which is not, pursuant to the Commission's rules, deemed to be "filed" with the Commission or subject to the liabilities of Section 18 of the Exchange Act.

Item 4.  Description of Securities.

         A description of the Registrant's common stock, par value $0.01 per share, is incorporated by reference under Item 3.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         Each director and officer of the Registrant is insured and indemnified against liability incurred by him or her in his or her capacity as an officer and/or director, pursuant to the following:

         (a) Articles 8 and 9 of the Registrant's Articles of Incorporation, entitled "Indemnification" and "Limitation of Liability of Officers and Directors," respectively, which are set forth as Exhibit 99.1 to this Registration Statement and are incorporated herein by reference; and

         (b)  Sections 13.1-692.1, 13.1-697, 13.1-698, 13.1-702, 13.1-703 and
13.1-704 of the Virginia Stock Corporation Act, which are set forth as Exhibit
99.2 to this Registration Statement and are incorporated herein by reference.

                                 *     *     *

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.


         Exhibit
         Number        Description
----------------------------------
         4.1           Profit Sharing Plan of NVR, Inc. and Affiliated Companies


         4.2           Trust Agreement for the Profit Sharing Plan of NVR, Inc.
                       and Affiliated Companies effective as of January 1, 1984 by NVR, Inc. and Affiliated Companies with Mellon Bank,
                       N.A. (successor to Pittsburgh National Bank), as Trustee.

         5             Internal Revenue Service letter of determination dated
                       May 10, 1996, concerning the Plan's qualification under
                       Section 401 of the Internal Revenue Code.

         23            Consent of KPMG Peat Marwick LLP (independent auditors)

         24            Powers of Attorney, included on the signature page at 5

         99.1          Articles 8 and 9 of the Articles of Incorporation of NVR,
                       Inc.

         99.2          Sections 13.1-692.1, 13.1-697, 13.1-698, 13.1-702, 13.1-
                       703 and 13.1-704 of the Virginia Stock Corporation Act


Item 9.  Undertakings.

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                       (A) To include any prospectus required by Section
              10(a)(3) of the Securities Act;

                       (B) To reflect in the prospectus any facts or events
              arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                       (C) To include any material information with respect to
              the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(A) and (a)(1)(B) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undertaking concerning indemnification is set forth under the response to Item 6.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on June 13, 1997.


                                   NVR, INC.




                                   By: /s/ Dwight C. Schar
                                      ------------------------------------------
                                       Dwight C. Schar
                                       Chairman of the Board, Chief Executive
                                       Officer and President



         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Profit Sharing Plan of NVR, Inc. and Affiliated Companies), have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on June 13, 1997.


                                   PROFIT SHARING PLAN OF NVR, INC. AND
                                   AFFILIATED COMPANIES




                                   By: /s/ Tom Ford
                                      ------------------------------------------
                                       Name: Tom Ford
                                            ------------------------------------
                                       Title:  Plan Administrator




                               POWER OF ATTORNEY

     Know all Men by These Presents, that each individual whose signature appears below constitutes and appoints Dwight C. Schar, Paul C. Saville and Dennis M. Seremet, and each of them, his true and lawful attorney-in-fact and agent, with power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


            Signature                                       Title                                      Date
            ---------                                       -----                                      ----

/s/ Dwight C. Schar                            Chairman of the Board of Directors, Chief             06/13/97
---------------------------------------        Executive Officer
Dwight C. Schar

/s/ Paul C. Saville                            Chief Financial Officer, Senior Vice                  06/13/97
---------------------------------------        President-Finance and Treasurer
Paul C. Saville

/s/ Dennis M. Seremet                          Principal Accounting Officer, Vice                    06/13/97
---------------------------------------        President and Controller
Dennis M. Seremet

/s/ C. Scott Bartlett, Jr.                     Director                                              06/13/97
---------------------------------------
C. Scott Bartlett, Jr.

/s/ Manuel H. Johnson                          Director                                              06/13/97
---------------------------------------
Manuel H. Johnson

/s/ William A. Moran                           Director                                              06/13/97
---------------------------------------
William A. Moran

/s/ Richard H. Norair                          Director                                              06/05/97
---------------------------------------
Richard H. Norair

/s/ David A. Preiser                           Director                                              06/13/97
---------------------------------------
David A. Preiser

/s/ George E. Slye                             Director                                              06/13/97
---------------------------------------
George E. Slye

/s/ John M. Toups                              Director                                              06/13/97
---------------------------------------
John M. Toups

/s/ Frederick W. Zuckerman                     Director                                              06/13/97
---------------------------------------
Frederick W. Zuckerman


                                 EXHIBIT INDEX


Exhibit
Number            Description                                               Page
--------------------------------------------------------------------------------
4.1         Profit Sharing Plan of NVR, Inc. and Affiliated Companies

4.2         Trust Agreement for the Profit Sharing Plan of NVR, Inc. and
            Affiliated Companies effective as of January 1, 1984 by NVR, Inc.
            and Affiliated Companies with Mellon Bank, N.A. (successor to
            Pittsburgh National Bank), as Trustee.

5 Internal Revenue Service letter of determination dated May 10, 1996, concerning the Plan's qualification under Section 401 of the Internal Revenue Code.

23          Consent of KPMG Peat Marwick LLP (independent auditors)

24          Powers of Attorney, included on the signature page at 5

99.1        Articles 8 and 9 of the Articles of Incorporation of NVR, Inc.

99.2        Sections 13.1-692.1, 13.1-697, 13.1-698, 13.1-702, 13.1-703 and 13.1-
            704 of the Virginia Stock Corporation Act
